                                                                   Exhibit 4.16

No. _____

                            USWEB CORPORATION

                      COMMON STOCK PURCHASE WARRANT

     This certifies that, for value received, the holder identified below (together with any registered assignee(s), the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from USWeb Corporation, a Delaware corporation (the "Company"), in whole or from time to time in part, up to the number of fully paid and nonassessable shares of Common Stock of the Company ("Warrant Stock") set forth below at a purchase price per share (the "Exercise Price") as set forth below. Such number of shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to "Warrant Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.



     Holder:       Name:
                   Address:


     Date of Grant:                Expiration Date: Five years from Date of Grant.

     Number of Shares:             Exercise Price per Share:

                                   Total Exercise Price:

     This Warrant, the securities issuable upon exercise hereof, and any interest therein, unless registered under the Securities Act of 1933, as amended, and any applicable state laws, may not be sold, distributed, assigned, offered, pledged or otherwise transferred without (i) an opinion of counsel for the holder that such registration is not required or (ii) receipt of a no-action letter from the Securities and Exchange Commission to the effect that registration under the Act is not required. The Company acknowledges its obligations to register such securities pursuant to the Settlement and Release Agreement between the Company and Cloudbreak Consulting, LLC, dated September 14, 1999.

1. TERM. If not earlier exercised, the Warrant shall expire at the end of the day on the Expiration Date set forth above (the "Expiration Time").

2.   EXERCISE

     2.1. EXERCISABILITY. The Warrant is exercisable from the date of issuance up to the Expiration Time.

     2.2. MECHANICS OF EXERCISE. The purchase rights represented by this Warrant are exercisable in whole in part, prior to the Expiration Time by the surrender of this Warrant and the Notice of Exercise form attached hereto duly executed to the headquarters office of the Company at the address set forth on the signature page hereof (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), and upon payment of the Exercise Price for the shares thereby purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the Holder, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased); whereupon the Holder shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of shares of Warrant Stock equal to the difference, if any, between the number of shares of Warrant Stock subject hereto and the number of shares of Warrant Stock as to which this Warrant is so exercised.

     2.3. NET EXERCISE. The Holder shall have the right to exercise this Warrant, in whole or in part, at or prior to the Expiration Time by the surrender of this Warrant and the Notice of Net Exercise form attached hereto duly executed to the headquarters office of the Company at the address set forth on the signature page hereof (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), into shares of Warrant Stock as provided in this Section 2.3 (the "Net Exercise Right"). Upon exercise of this right, the Holder shall be entitled to receive that number of shares of the Company's Common Stock computed by using the following formula:

                                   X(A-B)
                              Y =  ------
                                     A

          Y =  the number of shares of Common Stock to be issued to the Holder.

          A = the Fair Market Value (as defined below) of one share of the Company's Common Stock on the date of exercise of this Warrant.

          B = the Exercise Price for one share of the Company's Common Stock under this Warrant.

          X = the number of shares of Common Stock purchasable under this Warrant.

     If the above calculation results in a negative number, then no shares of Warrant Stock shall be issued or issuable upon exercise of this Warrant.

     "Fair Market Value" of a share of Warrant Stock shall mean the closing price (last reported sale price) of the Warrant Stock on the date of exercise, provided the Warrant Stock is traded on Nasdaq, or if not so traded, then the fair value as determined in good faith by the Company's Board of Directors.

     Upon exercise of this Warrant in accordance with this Section 2.3, the Holder hereof shall be entitled to receive a certificate for the number of shares of Warrant Stock determined in accordance with the foregoing, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of shares of Warrant Stock equal to the difference, if any, between the number of shares of Warrant Stock subject hereto and the number of shares of Warrant Stock as to which this Warrant is so exercised.

3. ISSUANCE OF SHARES; NO FRACTIONAL SHARES OR SCRIP. Certificates for shares purchased hereunder or issuable upon exercise hereof shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. The Company hereby represents and warrants that all shares of Warrant Stock which may be issued upon the exercise of this Warrant will, upon such exercise be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the Holder of the Warrant Stock). The Company agrees that the shares so issued shall be and shall for all purposes be deemed to have been issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warant, an amount equal to such fraction multiplied by the Fair Market Value of a share of Warrant Stock on the date of exercise shall be paid in cash or check to the Holder.

4. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Warrant Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be borne by the Holder, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder provided, however, that in the event certificates for shares of Warrant Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder.

5. NO RIGHTS AS SHAREHOLDERS. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

6. EXCHANGE AND REGISTRY OF WARRANT. This Warrant is exchangeable, upon the surrender hereof by the Holder at the above-mentioned office or agency of the Company, for a new Warrant in substantially identical form and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer, or exercise in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or multilation of this Warrant, and in case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company will execute and deliver to the Holder, in lieu thereof, a new Warrant in substantially identical form, dated as of such cancellation and reissuance.

8. SATURDAYS, SUNDAYS AND HOLIDAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding business day.

9. ADJUSTMENT TO NUMBER AND TYPE OF SECURITIES, EXERCISE PRICE. The type and number of securities of the Company issuable upon exercise of this Warrant and the Exercise Price are subject to adjustment as set forth below:

     (a) ADJUSTMENT FOR STOCK SPLITS, STOCK DIVIDENDS, RECAPITALIZATIONS, AUTOMATIC CONVERSION, ETC. The Exercise Price and the number and type of securities or other property issuable upon exercise of this Warrant shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, automatic conversion, redemption or other similar event affecting the number or character of outstanding shares of Warrant Stock, so that the number and type of securities or other property issuable upon exercise of this Warrant shall be equal to that which would have been issuable with respect to the number of shares of Warrant Stock subject hereto at the time of such event, had such shares of Warrant Stock then been outstanding.

     (b) CERTIFICATE AS TO ADJUSTMENTS. In case of any adjustment in the Exercise Price or number and type of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment and showing in reasonable detail the facts upon which adjustment is based.

10.   NOTICES OF RECORD DATE, ETC.  In the event of:

     (a) any taking by the Company of a record of the holders of Warrant Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution,

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to, or consolidation or merger of, the Company with or into any person,

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

     (d) a sale of substantially all of the outstanding capital stock of the Company or the issuance of new shares representing the majority of the Company's right to vote, or then and in such event the Company will mail to the Holder a notice specifying the record date for voting or the date of closing, as applicable, of any event (a)-(d) above. Such notice shall be delivered to the Holder at least fifteen (15) days prior to the date of the relevant event.

11.  GOVERNING LAW

     This Warrant shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

                                  USWEB CORPORATION



                                  By: ________________________________________
                                      Carolyn Aver, EVP &  CFO

    [Signature page to Common Stock Purchase Warrant for______________________]

                              NOTICE OF EXERCISE

To:  USWeb Corporation

     (1) The undersigned hereby elects to purchase ________ shares of Common Stock of USWeb Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

     (2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                                  ____________________________________________
                                  (Name)


                                  ____________________________________________

                                  ____________________________________________

                                  ____________________________________________
                                  (Address)


                                  ____________________________________________
                                  (Social Security Number)


     (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.



__________________________________
(Date)

                         NOTICE OF NET EXERCISE


To:  USWeb Corporation

     (1) The undersigned hereby elects to exercise that portion of the attached Warrant representing the right to purchase __________ shares of Common Stock and thereby acquire such number of shares of Common Stock of USWeb Corporation as is determined pursuant to Section 3 of such Warrant, which exercise shall be effected pursuant to the terms of the attached Warrant.

     (2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                                  ____________________________________________
                                  (Name)


                                  ____________________________________________

                                  ____________________________________________

                                  ____________________________________________
                                  (Address)


                                  ____________________________________________
                                  (Social Security Number)


     (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.



__________________________________
(Date)

                              ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)


     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


______________________________________________________________________________
                                   (Please Print)

whose address is _____________________________________________________________
                                   (Please Print)


          Dated: _____________________________________________________________


          Holder's Signature: ________________________________________________


          Holder's Address: __________________________________________________



Guaranteed Signature: ________________________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.